-more- August 7, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Increasing 2023 Financial Guidance TULSA, Okla. - Aug. 7, 2023 - ONEOK, Inc. (NYSE: OKE) today announced higher second quarter 2023 results and increased full-year 2023 financial guidance. Second Quarter 2023 Results, Compared With Second Quarter 2022: • 13% increase in net income to $468 million, resulting in $1.04 per diluted share. • 10% increase in adjusted EBITDA to $971 million (includes $31 million of third-party fractionation costs and $9 million related to the pending merger transaction). • 26% increase in Gulf Coast/Permian region NGL raw feed throughput volumes. • 14% increase in Rocky Mountain region NGL raw feed throughput volumes. • 17% increase in natural gas volumes processed. Increasing 2023 Guidance - ONEOK Stand-Alone Basis: • Net income increased to a midpoint of $2.49 billion compared with a previous midpoint of $2.41 billion. • Earnings per diluted share increased to a midpoint of $5.54 compared with a previous midpoint of $5.36. • Adjusted EBITDA increased to a midpoint of $4.675 billion compared with a previous midpoint of $4.575 billion. ONEOK increased 2023 net income guidance to a range of $2.39 billion to $2.59 billion, compared with the previously announced range of $2.26 billion to $2.56 billion. Adjusted EBITDA guidance increased to a range of $4.575 billion to $4.775 billion, compared with ONEOK’s previously announced range of $4.425 billion to $4.725 billion. These midpoints and ranges exclude the impact of the pending merger with Magellan Midstream Partners and future merger-related costs, to be comparable with the original guidance provided on Feb. 27, 2023. Exhibit 99.1

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 2 -more- The increase in financial guidance reflects continued volume strength across ONEOK’s operations, higher average fee rates in the natural gas liquids and natural gas gathering and processing segments, lower than expected third-party NGL fractionation costs and higher transportation and storage services in the natural gas pipelines segment. ONEOK expects total capital expenditures, including growth and maintenance capital, of approximately $1.575 billion in 2023. The increase in expected capital expenditures in 2023 reflects the impact of strong producer activity and includes purchases of long-lead time components for capital-growth projects, initial activities for the expansion of Elk Creek Pipeline to 400,000 barrels per day (bpd) and activities to fully loop West Texas NGL Pipeline, which will more than double ONEOK’s NGL capacity out of the Permian Basin. “Continued strength in volumes across our operations, particularly in the Rocky Mountain region and Permian Basin, resulted in higher second quarter results and positive momentum entering the second half of 2023,” said Pierce H. Norton II, ONEOK president and chief executive officer. “Operational outperformance through the first six months of 2023 enabled us to increase our financial guidance for the year. “As we work toward the successful closing of our pending merger transaction with Magellan, we also remain focused on the fundamentals of ONEOK’s business that have gotten us where we are today,” added Norton. “We look forward to the strategic opportunities ahead of us through the combined companies, including opportunities to grow our existing legacy operations and further diversify our company through Magellan’s refined products and crude operations, providing compelling long-term value for our stakeholders.”

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA

Aug. 7, 2023

Page 3

SECOND QUARTER 2023 FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022
	(Millions of dollars, except per share amounts)			
Net income (a) (b)	$ 468	$ 414	$ 1,517	$ 805
Diluted earnings per common share (a) (b)	$ 1.04	$ 0.92	$ 3.38	$ 1.80
Adjusted EBITDA (c) (d)	$ 971	$ 886	$ 2,688	$ 1,750
Operating income (c)	$ 737	$ 689	$ 2,234	$ 1,351
Operating costs	$ 343	$ 277	$ 639	$ 541
Depreciation and amortization	$ 170	$ 158	$ 332	$ 312
Equity in net earnings from investments	$ 43	$ 36	$ 83	$ 72
Maintenance capital	$ 54	$ 54	$ 76	$ 94
Capital expenditures (includes maintenance)	$ 305	$ 302	$ 594	$ 559

(a) Amounts for the three months ended June 30, 2023, include pre-tax impacts of $31 million related to third-party fractionation costs, $9 million in merger transaction costs and $9 million in interest expense related to merger transaction financing, resulting in a total unfavorable EPS impact of 9 cents per diluted share after-tax.
(b) Amounts for the six months ended June 30, 2023, include a pre-tax benefit of $702 million related to the Medford incident, including a one-time insurance settlement gain of $779 million, offset partially by $77 million of third-party fractionation costs incurred through the first six months of 2023; and pre-tax impacts of $9 million in merger transaction costs and $9 million in interest expense related to merger transaction financing, all resulting in a net benefit of $1.17 per diluted share after tax.
(c) Amounts for the three and six months ended June 30, 2023, include $31 million and $77 million, respectively, in third-party fractionation costs and $9 million in merger transaction costs. The six-month period also includes a one-time insurance settlement gain of $779 million related to the Medford incident.
(d) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure.

HIGHLIGHTS:

- In May 2023, ONEOK announced an agreement to acquire all of the outstanding common units of Magellan Midstream Partners in a cash-and-stock transaction.
- In May 2023, ONEOK entered into a $5.25 billion bridge facility related to the merger transaction. Prior to the close of the transaction, ONEOK expects to issue senior unsecured notes and terminate the bridge facility undrawn.
- In July 2023, ONEOK declared a quarterly dividend of 95.5 cents per share, or $3.82 per share on an annualized basis.
- Capital-growth projects:
    - In April 2023, ONEOK's 125,000 bpd MB-5 fractionator in Mont Belvieu, Texas, was completed.
    - In May 2023, ONEOK completed a project to expand the injection capabilities of its Oklahoma natural gas storage facilities, allowing an additional 4 billion cubic feet (bcf) of storage capacity to be utilized.
- In June 2023, ONEOK redeemed $500 million of 7.5% senior notes due September 2023.
- As of June 30, 2023:
    - 3.25 times annualized run-rate net debt-to-EBITDA ratio.
    - No borrowings outstanding under ONEOK's $2.5 billion credit agreement.

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ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 4 -more- SECOND QUARTER 2023 FINANCIAL PERFORMANCE ONEOK's higher second quarter 2023 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), compared with the second quarter 2022, benefited primarily from increased NGL volumes in the Rocky Mountain region and Permian Basin, higher natural gas processing volumes in the Rocky Mountain and Mid- Continent regions, and increased storage services in the natural gas pipelines segment. Net income for the period also benefited from higher interest income due to higher cash balances and interest rates. Higher second quarter 2023 results reflect $31 million of third-party fractionation costs and $9 million of costs related to the pending Magellan merger transaction. Second quarter 2023 net income also reflects approximately $9 million in interest expense related to merger transaction financing. UPDATE ON ACQUISITION OF MAGELLAN MIDSTREAM PARTNERS On May 14, 2023, ONEOK announced an agreement to acquire all of the outstanding common units of Magellan Midstream Partners in a cash-and-stock transaction. Each common unit of Magellan will be exchanged for a fixed ratio of 0.667 shares of ONEOK common stock and $25.00 in cash. In June 2023, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired, which satisfies one of the conditions to the closing of the transaction. In July 2023, ONEOK filed definitive proxy materials with the U.S. Securities and Exchange Commission (SEC) in connection with the pending acquisition. The ONEOK Special Meeting of Shareholders related to the transaction is scheduled to take place on Sept. 21, 2023. All shareholders of record as of the close of business on July 24, 2023, will be entitled to vote their ONEOK shares. The pending merger transaction is expected to close during the third quarter of 2023, subject to the approval of both ONEOK shareholders and Magellan unitholders, and other customary closing conditions.

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 5 -more- BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Liquids Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 530 $ 517 $ 1,811 $ 1,045 Capital expenditures $ 169 $ 150 $ 306 $ 276 The increase in second quarter 2023 adjusted EBITDA, compared with the second quarter 2022, primarily reflects: • A $64 million increase in exchange services due primarily to higher volumes in the Rocky Mountain region and Permian Basin, offset by • A $31 million increase in third-party fractionation costs resulting from the Medford incident, which partially offsets the settlement gain recognized in the first quarter 2023; • A $15 million decrease in optimization and marketing due primarily to lower earnings on sales of purity NGLs held in inventory. ONEOK expects an earnings benefit of approximately $13 million on the forward sales of inventory over the next two quarters; and • A $15 million increase in operating costs due primarily to higher employee-related costs due to the growth of ONEOK’s operations, and higher property insurance premiums. The increase in adjusted EBITDA for the six-month 2023 period, compared with the same period last year, primarily reflects: • A $702 million increase related to the Medford incident, due to the settlement gain of $779 million, offset partially by $77 million of third-party fractionation costs, • A $93 million increase in exchange services due primarily to: ◦ A $113 million increase from higher volumes primarily in the Rocky Mountain region and Permian Basin, ◦ A $40 million increase from lower costs, primarily fuel and power costs, partially offset by ◦ A $32 million decrease related to narrower commodity price differentials and lower related volumes, and ◦ A $14 million decrease related to lower earnings on unfractionated NGLs held in inventory; offset by • A $40 million increase in operating costs due primarily to higher employee-related costs and higher outside services costs due to the growth of ONEOK’s operations, and higher property insurance premiums.

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 6 -more- Natural Gas Gathering and Processing Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Gathering and Processing Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 314 $ 252 $ 597 $ 467 Capital expenditures $ 84 $ 124 $ 182 $ 217 The increase in second quarter 2023 adjusted EBITDA, compared with the second quarter 2022, primarily reflects: • A $66 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain and Mid-Continent regions and the impact of severe weather in the Rocky Mountain region in the second quarter 2022; and • A $16 million increase due primarily to higher average fee rates, offset partially by lower realized NGL prices, net of hedging; offset by • A $16 million increase in operating costs due primarily to higher materials and supplies expense due primarily to the growth of ONEOK’s operations and higher employee- related costs. The increase in adjusted EBITDA for the six-month 2023 period, compared with the same period last year, primarily reflects: • A $97 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain and Mid-Continent regions, and the impact of severe weather in the Rocky Mountain region in the second quarter 2022; and • A $65 million increase due primarily to higher average fee rates, offset partially by lower realized NGL prices, net of hedging; offset by • A $28 million increase in operating costs due primarily to higher employee-related costs and materials and supplies expense due primarily to the growth of ONEOK’s operations. Natural Gas Pipelines Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Pipelines Segment 2023 2022 2023 2022 (Millions of dollars) Adjusted EBITDA $ 126 $ 116 $ 271 $ 240 Capital expenditures $ 39 $ 19 $ 85 $ 42

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 7 -more- The increase in second quarter 2023 adjusted EBITDA, compared with the second quarter 2022, primarily reflects: • A $16 million increase in transportation and storage services due primarily to higher firm and interruptible transportation volumes and higher short-term storage activity; offset by • An $8 million increase in operating costs due primarily to higher outside services and employee-related costs due to timing of maintenance activities and the growth of ONEOK’s operations. The increase in adjusted EBITDA for the six-month 2023 period, compared with the same period last year, primarily reflects: • A $38 million increase in transportation and storage services due primarily to higher storage rates on renegotiated contracts, higher firm and interruptible transportation volumes, and higher short-term storage activity; offset by • A $12 million increase in operating costs due primarily to higher employee-related costs and outside services due to timing of maintenance activities and the growth of ONEOK’s operations. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Aug. 8, 2023. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 877-883-0383, entry number 8109758, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 8754531. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a non-GAAP financial metric, used

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 8 -more- to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Permian and Mid- Continent regions with key market centers and owns an extensive network of gathering, processing, fractionation, transportation and storage assets. ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements regarding the proposed merger with Magellan (the “Proposed Transaction”), statements about the benefits of the Proposed Transaction, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the impact of inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 9 -more- compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • demand for our services and products in the proximity of our facilities; • economic climate and growth in the geographic areas in which we operate; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • risks related to the Proposed Transaction, including restrictions on our operations during the pendency of the Proposed Transaction, litigation risk, the risk that a condition to closing of the Proposed Transaction may not be satisfied, the risk that the Merger Agreement may be terminated and the risk that we may not realize the anticipated benefits of the Proposed Transaction or successfully integrate the two companies, the risk that the credit ratings of the combined companies or its subsidiaries may be different from what the companies expect, the risk of potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the risk that the parties do not receive regulatory approval of the Proposed Transaction, the risk that ONEOK may not be able to secure the debt financing necessary to fund the cash consideration required for the Proposed Transaction, the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK to incur substantial costs, and the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world, including the current conflict in Ukraine and the surrounding region; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, cybersecurity, climate change initiatives, emissions credits, carbon offsets, carbon pricing, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • changes in demand for the use of natural gas, NGLs and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change; • the impact of the transformation to a lower-carbon economy, including the timing and extent of the transformation, as well as the expected role of different energy sources, including natural gas, NGLs and crude oil, in such a transformation; • the pace of technological advancements and industry innovation, including those focused on reducing GHG emissions and advancing other climate-related initiatives, and our ability to take advantage of those innovations and developments; • the effectiveness of our risk-management function, including mitigating cyber- and climate-related risks; • our ability to identify and execute opportunities, and the economic viability of those opportunities, including those relating to renewable natural gas, carbon capture, use and storage, other renewable energy sources such as solar and wind and alternative low carbon fuel sources such as hydrogen; • the ability of our existing assets and our ability to apply and continue to develop our expertise to support the growth of, and transformation to, various renewable and alternative energy opportunities, including through the positioning and optimization of our assets; • our ability to efficiently reduce our GHG emissions (both Scope 1 and 2 emissions), including through the use of lower carbon power alternatives, management practices and system optimizations; • the necessity to focus on maintaining and enhancing our existing assets while reducing our Scope 1 and 2 GHG emissions; • the effects of weather and other natural phenomena and the effects of climate change (including physical and transformation-related effects) on our operations, demand for our services and commodity prices; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’, customers’ or shippers’ facilities; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • delays in receiving insurance proceeds from covered losses;

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 10 -more- • the risk of increased costs for insurance premiums, or less favorable coverage; • increased costs as a consequence of terrorist attacks, including security related measures; • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by agreements to reduce production volumes; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • risks of marketing, trading and hedging activities, including the risks of changes in commodity prices or the financial condition of our counterparties; • our ability to control operating costs and make cost-saving changes; • the risks inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic; implementation of new software and hardware; and the impact on the timeliness of information for financial reporting; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates; • the results of governmental actions, administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, Homeland Security, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • the mechanical integrity of facilities and pipelines operated; • the capital-intensive nature of our businesses; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • our ability to access capital at competitive rates or on terms acceptable to us; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, fractionation, transportation and storage facilities without labor or contractor problems; • our ability to control construction costs and completion schedules of our pipelines and other projects; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the impact of uncontracted capacity in our assets being greater or less than expected; • the impact of potential impairment charges; • the profitability of assets or businesses acquired or constructed by us; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 11 -more- • the impact and outcome of pending and future litigation; • the impact of recently issued and future accounting updates and other changes in accounting policies; and • the risk factors listed in the reports we have filed, which are incorporated by reference, and may file with the SEC; and • the length, severity and reemergence of a pandemic or other health crisis, such as the COVID-19 pandemic and the measures taken to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course of business for an extended period and increase the cost of operating our business. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT: In connection with the Proposed Transaction between ONEOK and Magellan, ONEOK filed with the SEC a registration statement on Form S-4 (as amended, the “Registration Statement”) to register the shares of ONEOK’s common stock to be issued in connection with the Proposed Transaction. The Registration Statement includes a document that serves as a prospectus of ONEOK and joint proxy statement of ONEOK and Magellan (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. The Registration Statement was declared effective by the SEC on July 24, 2023, and ONEOK and Magellan mailed the joint proxy statement/prospectus to their respective stockholders on or about July 25, 2023. Investors will be able to obtain free copies of the Registration Statement and the joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by ONEOK and Magellan with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus (when available), will be available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus (when available), will be available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab. PARTICIPANTS IN THE SOLICITATION: ONEOK and certain of its directors, executive officers and other members of management and employees, Magellan, and certain of the directors, executive officers and other members of management and employees of Magellan GP, LLC, which manages the business and affairs of Magellan, may be deemed to be participants in the solicitation of proxies from ONEOK’s shareholders and the solicitation of proxies from Magellan’s unitholders, in each case with respect to the Proposed Transaction. Information about ONEOK’s directors and executive officers is available in ONEOK’s Annual Report on Form 10-K for the 2022 fiscal year filed with the SEC on February 28, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders filed with the SEC on April 5, 2023, and in the joint proxy statement/prospectus. Information about Magellan’s directors and executive officers is available in its Annual Report on Form 10-K for the 2022 fiscal year and its definitive proxy statement for the 2023 annual meeting of unitholders, each filed with the SEC on February 21, 2023, and the joint proxy statement/prospectus. Other

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 12 -more- information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement, the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Shareholders of ONEOK, unitholders of Magellan, potential investors and other readers should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. NO OFFER OR SOLICITATION: This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. ###

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2023 2022 2023 2022 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 3,371 $ 5,651 $ 7,527 $ 10,756 Services 361 345 726 685 Total revenues 3,732 5,996 8,253 11,441 Cost of sales and fuel (exclusive of items shown separately below) 2,482 4,878 5,829 9,244 Operations and maintenance 296 231 535 445 Depreciation and amortization 170 158 332 312 General taxes 47 46 104 96 Other operating (income) expense, net — (6) (781) (7) Operating income 737 689 2,234 1,351 Equity in net earnings from investments 43 36 83 72 Other income (expense), net 13 (9) 21 (22) Interest expense (net of capitalized interest of $6, $13, $24, and $25, respectively) (180) (171) (346) (343) Income before income taxes 613 545 1,992 1,058 Income taxes (145) (131) (475) (253) Net income 468 414 1,517 805 Less: Preferred stock dividends — — — — Net income available to common shareholders $ 468 $ 414 $ 1,517 $ 805 Basic earnings per common share $ 1.04 $ 0.93 $ 3.38 $ 1.80 Diluted earnings per common share $ 1.04 $ 0.92 $ 3.38 $ 1.80 Average shares (millions) Basic 448.3 447.5 448.2 447.3 Diluted 449.0 448.2 449.0 448.3

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS June 30, December 31, (Unaudited) 2023 2022 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 106 $ 220 Accounts receivable, net 1,023 1,532 Materials and supplies 146 149 NGLs and natural gas in storage 314 432 Commodity imbalances 30 43 Other current assets 244 172 Total current assets 1,863 2,548 Property, plant and equipment Property, plant and equipment 25,601 25,015 Accumulated depreciation and amortization 5,372 5,063 Net property, plant and equipment 20,229 19,952 Investments and other assets Investments in unconsolidated affiliates 885 802 Goodwill and net intangible assets 748 753 Other assets 313 324 Total investments and other assets 1,946 1,879 Total assets $ 24,038 $ 24,379

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 15 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) June 30, December 31, (Unaudited) 2023 2022 Liabilities and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ — $ 925 Accounts payable 880 1,359 Commodity imbalances 163 254 Accrued taxes 130 136 Accrued interest 214 233 Operating lease liability 12 12 Other current liabilities 118 132 Total current liabilities 1,517 3,051 Long-term debt, excluding current maturities 12,742 12,696 Deferred credits and other liabilities Deferred income taxes 2,168 1,739 Operating lease liability 63 68 Other deferred credits 330 331 Total deferred credits and other liabilities 2,561 2,138 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at June 30, 2023, and at December 31, 2022 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 474,916,234 shares and outstanding 447,671,698 shares at June 30, 2023; issued 474,916,234 shares and outstanding 447,157,771 shares at December 31, 2022 5 5 Paid-in capital 7,270 7,253 Accumulated other comprehensive loss (75) (108) Retained earnings 711 50 Treasury stock, at cost: 27,244,536 shares at June 30, 2023, and 27,758,463 shares at December 31, 2022 (693) (706) Total equity 7,218 6,494 Total liabilities and equity $ 24,038 $ 24,379

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 16 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (Unaudited) 2023 2022 (Millions of dollars) Operating activities Net income $ 1,517 $ 805 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 332 312 Equity in net earnings from investments (83) (72) Distributions received from unconsolidated affiliates 86 72 Deferred income taxes 419 228 Medford settlement gain (779) — Medford settlement proceeds 502 — Other, net 43 45 Changes in assets and liabilities: Accounts receivable 456 (340) NGLs and natural gas in storage, net of commodity imbalances 40 (165) Accounts payable (443) 569 Risk-management assets and liabilities 47 (131) Other assets and liabilities, net (144) (73) Cash provided by operating activities 1,993 1,250 Investing activities Capital expenditures (less allowance for equity funds used during construction) (594) (559) Contributions to unconsolidated affiliates (108) (1) Distributions received from unconsolidated affiliates in excess of cumulative earnings 16 13 Medford settlement proceeds 328 — Other, net 5 4 Cash used in investing activities (353) (543) Financing activities Dividends paid (855) (835) Issuance of long-term debt 60 120 Repayment of long-term debt (940) — Other, net (19) (2) Cash used in financing activities (1,754) (717) Change in cash and cash equivalents (114) (10) Cash and cash equivalents at beginning of period 220 146 Cash and cash equivalents at end of period $ 106 $ 136

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA

Aug. 7, 2023

Page 17

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended June 30,		Six Months Ended June 30,	
(Unaudited)	2023	2022	2023	2022
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	$ 154	$ 139	$ 300	$ 260
Depreciation and amortization	$ 85	$ 75	$ 163	$ 150
Equity in net earnings from investments	$ 13	$ 9	$ 22	$ 14
Adjusted EBITDA	$ 530	$ 517	$ 1,811	$ 1,045
Raw feed throughput (MBbl/d) (a)	1,399	1,266	1,328	1,239
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$ 0.03	$ 0.06	$ 0.03	$ 0.04
Capital expenditures	$ 169	$ 150	$ 306	$ 276

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	$ 111	$ 95	$ 212	$ 184
Depreciation and amortization	$ 67	$ 65	$ 134	$ 128
Equity in net earnings (loss) from investments	$ 1	$ 1	$ 1	$ 3
Adjusted EBITDA	$ 314	$ 252	$ 597	$ 467
Natural gas processed (BBtu/d) (a) (b)	2,922	2,506	2,858	2,511
Average fee rate ($/MMBtu) (a)	$ 1.20	$ 1.05	$ 1.17	$ 1.04
Capital expenditures	$ 84	$ 124	$ 182	$ 217

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	$ 48	$ 40	$ 91	$ 79
Depreciation and amortization	$ 16	$ 16	$ 33	$ 31
Equity in net earnings from investments	$ 29	$ 26	$ 60	$ 55
Adjusted EBITDA	$ 126	$ 116	$ 271	$ 240
Natural gas transportation capacity contracted (MDth/d) (a)	7,656	7,257	7,675	7,392
Transportation capacity contracted (a)	95 %	92 %	95 %	94 %
Capital expenditures	$ 39	$ 19	$ 85	$ 42

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 18 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2023 2022 2023 2022 (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 468 $ 414 $ 1,517 $ 805 Interest expense, net of capitalized interest 180 171 346 343 Depreciation and amortization 170 158 332 312 Income taxes 145 131 475 253 Noncash compensation expense and other 8 12 18 37 Adjusted EBITDA (a) (b) $ 971 $ 886 $ 2,688 $ 1,750 (a) The six months ended June 30, 2023, includes $702 million related to the Medford incident, including a settlement gain of $779 million, offset partially by $77 million of third-party fractionation costs. (b) Includes costs related to the merger transaction of $9 million for the three and six months ended June 30, 2023.

ONEOK Announces 13% Increase in Second Quarter 2023 Net Income and 10% Increase in Adjusted EBITDA Aug. 7, 2023 Page 19 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2023 Updated 2023 Guidance Range(a) Guidance Range(c) (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income (b) $ 2,260 - $ 2,560 $ 2,390 - $ 2,590 Interest expense, net of capitalized interest 680 - 660 695 - 675 Depreciation and amortization 700 - 680 695 - 675 Income tax expense 715 - 805 740 - 810 Noncash compensation expense 60 - 40 55 - 35 Equity AFUDC and other noncash items 10 - (20) — - (10) Adjusted EBITDA (b) $ 4,425 - $ 4,725 $ 4,575 - $ 4,775 (a) Guidance issued on Feb. 27, 2023. (b) Original guidance, issued on Feb. 27, 2023, included a total impact of $539.3 million related to the Medford incident, comprised of a one-time insurance settlement gain of $779.3 million partially offset by an estimated $240 million primarily related to third-party fractionation costs, which ONEOK expected to incur in 2023. (c) Excludes the impact of the pending merger with Magellan Midstream Partners and future merger-related costs, to be comparable with the original guidance provided on Feb. 27, 2023.